SCHEDULE FOR COMPUTATION OF PERFORMANCE DATA

                      AETNA INVESTMENT ADVISERS FUND, INC.




                            TOTAL RETURN CALCULATION
                     One Year Period Ended December 31, 1996



                                        n
Formula                          P (1+T) = ERV


Initial Investment                              10,000.00   =     P
Ending Redeemable Value                         11,517.03   =     ERV
One Year Period Ended 12/31/96                       1      =     n

TOTAL RETURN FOR THE PERIOD                         15.17%  =     T




                            TOTAL RETURN CALCULATION
                    Five Year Period Ended December 31, 1996

                                        n
Formula                          P (1+T) = ERV


Initial Investment                              10,000.00   =     P
Ending Redeemable Value                         17,055.24   =     ERV
Five Year Period Ended 12/31/96                      5      =     n

TOTAL RETURN FOR THE PERIOD                         11.27%  =     T

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                            TOTAL RETURN CALCULATION
               Inception (April 3, 1989) through December 31, 1996

                                        n
Formula                          P (1+T) = ERV


Initial Investment                              10,000.00    =     P
Ending Redeemable Value                         22,899.68    =     ERV
Inception (4/3/89) through 12/31/96                  7.7509  =     n

TOTAL RETURN FOR THE PERIOD                         11.28%   =     T